Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                         FIRST ALLIANCE MORTGAGE COMPANY

FIRST:       The name of this corporation shall be First Alliance Mortgage
Company.

SECOND:      The purposes for which this corporation is formed are:

         (a) To engage primarily in the specific business of mortgage financing.

         (b) To place, sell and service loans on real property.

         (c) To purchase, lease, exchange or otherwise acquire, own, deal in, sell, mortgage or otherwise encumber real property and personal property and any and all rights thereto and interests therein.

         (d) To acquire, hold, use, sell, assign, lease, grant, mortgage, license, or otherwise dispose of letters-patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyright, trademarks and trade names relating to or useful in connection with any business of this corporation.

         (e) To acquire and pay for in cash, stocks, or bonds of this corporation, or otherwise, the goodwill, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

         (f) To acquire, subscribe for, hold, own, pledge, or otherwise dispose of and vote shares of stock, bonds, and securities of any corporation, domestic or foreign.

         (g) To borrow money and issue bonds, debentures, notes, and evidence of indebtedness, and to secure the payment on performance of its obligations by mortgage, deeds of trust, pledge, or otherwise.

         (h) To lend money on the security of mortgages, deeds of trust, pledges, or other hypothecations of real and personal property, or without security.

         (i) To draw, make, accept, endorse, discount, execute or issue promissory notes, drafts, bills of exchange, warrants, and other negotiable or transferable instruments.

         (j) To purchase, hold, sell, and transfer the shares of its own stock so far as may be permitted by the laws of the State of California.

         (k) To enter into and make, perform, and carry out contracts of every kind and description made for any lawful purpose, without limit as to amount, with any person, firm, association, or corporation, either public or private.

         (l) To have one or more offices and to carry on all or any of the objects and purposes herein enumerated, and to conduct the business of the corporation in all of the states of the United States of America, the District of Columbia, the territories of the United States, and foreign countries.


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         (m) To do business under fictitious names; to act as agent or principal; to become a member of a joint venture, associations, general and limited partnerships, trusts, and any other form of business organization, by purchase, investment, affiliation, or otherwise.

         (n) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of California upon corporations performed under the laws of the State of California.

         The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

THIRD:       The county in the State of California where the principal office for the transaction of business of this corporation is located is Orange County.

FOURTH:      (a) The number of directors of the corporation is three (3).

             (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

         NAME
         ----

BRIAN CHISICK               2108 Harriet Lane
                            Anaheim, California 92804

SARAH CHISICK               2108 Harriet Lane
                            Anaheim, California 92804

SHELDON S. GOODMAN          2333 N. Broadway, Ste. 440
                            Santa Ana, California 92706

FIFTH:       The total number of shares which this corporation shall have the authority to issue is one million shares, all of one class. The aggregate par value of all of said shares is One Million dollars, and the par value of each such share is $1.00.

SIXTH:       Authority is hereby granted to the holders of shares of this corporation entitled to vote to change from Lime to time the authorized number of directors of this corporation.

SEVENTH:     All shares issued by the corporation shall be fully paid and nonassessable and shall not be subject to assessment for the debts and liabilities of the corporation.

EIGHTH:      Each shareholder of this corporation shall be entitled to full preemptive or preferential rights as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.


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         IN WITNESS WHEREOF, the undersigned who are the incorporators and the above-named first directors of this corporation have executed these Articles of Incorporation this 25th day of April, 1975.

                                              /s/ Brian Chisick
                                              ----------------------------
                                              BRIAN CHISICK


                                              /s/ Sarah Chisick
                                              ----------------------------
                                              SARAH CHISICK


                                              /s/ Sheldon S. Goodman
                                              ----------------------------
                                              SHELDON S. GOODMAN


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STATE OF CALIFORNIA          )
                             ) ss:
COUNTY OF ORANGE             )


         On this 25th day of April, 1975, before me, a Notary Public in and for said State, appeared BRIAN CHISICK, SARAH CHISICK, and SHELDON S. GOODMAN known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.



                                              /s/ B. Jean Marshall
                                              ----------------------------
                                              NOTARY PUBLIC


        SEAL


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                            CERTIFICATE OF CORRECTION
                                       OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         FIRST ALLIANCE MORTGAGE COMPANY

        Brian Chisick and Mark K. Mason certify that:

        1. They are the President and the Chief Financial Officer, respectively, of First Alliance Mortgage Company.

        2. The name of the corporation is First Alliance Mortgage Company, and it is a California corporation.

        3. The instrument being corrected is entitled "Certificate of Amendment of Articles of Incorporation" of First Alliance Mortgage Company, and said instrument was filed with the Secretary of State of the State of California on May 14, 1996.

        4. Paragraph "2" of said Certificate of Amendment, as corrected, should read as follows:

                           This Corporation is authorized to issue only one class of shares of stock. The total number of shares that this Corporation is authorized to issue is fifteen million shares of common stock, $.01 par value per share.

                           On the effective date of this amendment, each outstanding share of the Corporation's common stock shall be converted into and shall become 709.5 shares of the Corporation's common stock.

        5. Paragraph "4" of said Certificate of Amendment, as corrected, should read as follows:

                           The foregoing amendment of the Articles of Incorporation of this corporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 15,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        6. Paragraph "2", as corrected, conforms the wording of the amended article to that adopted by the board of directors and shareholders.



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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Date:  July 13, 1996

                                           /s/ Brian Chisick
                                           ----------------------------
                                           Brian Chisick, President


                                           /s/ Mark Mason
                                           ----------------------------
                                           Mark Mason, Chief Financial Officer



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